EXHIBIT 10.35

AMENDMENT NUMBER ONE

TO THE

HEALTH NET, INC.

2005 LONG-TERM INCENTIVE PLAN

WHEREAS, Health Net, Inc. (the “Company”) maintains the Health Net, Inc. 2005 Long-Term Incentive Plan (the “Plan”) for the benefit of key salaried employees and persons expected to become key salaried employees of the Company;

WHEREAS, the Company desires to amend the Plan to clarify that awards made under the Plan are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and Internal Revenue Service guidance issued thereunder;

WHEREAS, the Board of Directors of the Company (the “Board”) has the power to amend the Plan pursuant to Section 8.2 thereof; and

WHEREAS, the Compensation Committee of the Board has recommended that the Board amend the Plan as provided below.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.	By adding the following Section 8.15:

“8.15 Section 409A Compliance. Awards under the Plan are intended to comply with, or be exempt from, Section 409A of the Code and all awards shall be interpreted in accordance with Section 409A and the Treasury Regulations and other Internal Revenue Service guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with, or satisfy an exemption from, Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected award or Agreement (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.”

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be signed on this 4th day of December, 2008.

HEALTH NET, INC.

By:	/s/ Karin Mayhew
Name:	Karin Mayhew
Title:	Senior Vice President, Organization
Effectiveness